Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Worksport, LTD of our report dated April 13, 2021 relating to our audit of the December 31, 2020 and 2019 consolidated financial statements, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Salt Lake City, Utah

July 16, 2021